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                                                                EXHIBIT 10(J)

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COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
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Special Supervision
250 E. Street, SW
Washington, DC 20219


April 3, 1997


Board of Directors
Fidelity National Bank
3490 Piedmont Road
Atlanta, Georgia 30305


Re:     Notification of PCA Capital Category

Dear Members of the Board:


This is to notify you of Fidelity National Bank's ("Bank") capital category under Prompt Corrective Action ("PCA"), 12 U.S.C. Section 1831o and 12 C.F.R.
Part 6. Based on the Bank's most recent examination, your bank's key capital ratios were as follows:



        Total Capital to Risk-Weighted Assets . . . . . . . . . . . .  7.17%
        Tier 1 Capital to Risk-Weighted Assets. . . . . . . . . . . .  3.96%
        Tier 1 Capital to Adjusted Total Assets . . . . . . . . . . .  3.42%


These capital ratios fall below the minimum capital levels established by the Office of the Comptroller of the Currency ("OCC") for adequately capitalized banks pursuant to 12 U.S.C. Section 1831o ("Section 1831o") and 12 C.F.R. Part 6 ("Part 6"). As a result, the Bank is deemed to be UNDERCAPITALIZED for purposes of PCA.


Upon receipt of this notification, the Bank is subject to restrictions on its ability to pay dividends and management fees, and to restrictions on asset growth and expansion. In addition, in accordance with Section 1831o and 12 C.F.R. 6.5, the Bank is required to file a capital restoration plan with the OCC within 45 days. Failure to submit an acceptable plan by date 45 days hence will result in the Bank being treated, for purposes of Section 1831o and Part
6, as if it were significantly undercapitalized.
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Board of Directors
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The Board is also advised that Section 1831o and Part 6 give the OCC discretion to impose a number of other supervisory actions. The Bank will be notified separately, pursuant to the procedures set forth in Part 6, if the OCC determines such optional actions are appropriate for your bank.

Failure to comply fully with the requirements of Section 1831o and Part 6 holds serious consequences for the bank. Accordingly, the Board is urged to contact the appropriate OCC supervisory office to discuss the Bank's obligations under prompt corrective action. The Board is also advised to consult the provisions of 12 U.S.C. Section 1831o, its implementing regulations and Banking Circular 268 (February 25, 1993) O.C. Bulletin 94-43 (June 29, 1994) for additional information. If you have any questions, please do not hesitate to contact Karen Besser or me at 202-874-4450.

Very truly yours,



Ronald G. Scheck
Director for Special Supervision